FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF FELCOR LODGING LIMITED PARTNERSHIP

     This Fourth Amendment (the “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”), is made and entered into as of July 1, 2003, by FelCor Lodging Trust Incorporated, a Maryland corporation (the “General Partner”).

RECITALS:

     WHEREAS, the General Partner and the existing Limited Partners (as defined in the L.P. Agreement) have previously executed and delivered that certain Second Amended and Restated Agreement of Limited Partnership of FelCor Lodging Limited Partnership dated as of December 31, 2001, as previously amended and supplemented to date (the “L.P. Agreement”), forming FelCor Lodging Limited Partnership, a Delaware limited partnership;

     WHEREAS, the General Partner desires to amend the L.P. Agreement as set forth herein;

     WHEREAS, the General Partner believes that the Amendment set forth herein does not adversely affect the Limited Partners in any material respect and, pursuant to Section 15.1(d) of the L.P. Agreement, the General Partner has the authority to amend the L.P. Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the L.P. Agreement shall be amended as set forth below:

     1. Definitions. Unless otherwise defined herein, initially capitalized terms used without definition in this Amendment shall have the meanings set forth for such terms in the L.P. Agreement.

     2. Term. Article I, Section 1.5 of the L.P. Agreement is hereby amended to read in its entirety as follows:

     “1.5 Term. This Agreement shall be effective and the Partnership shall commence as of the effective date of this Agreement, and shall continue in perpetuity unless terminated in accordance with the provisions of Article XIV.”

     3. Dissolution. Article XIV, Section 14.1 of the L.P. Agreement is hereby amended to read in its entirety as follows:

     “14.1 Dissolution. The Partnership shall not be dissolved by the admission of a Substituted Limited Partner or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs should be wound up, upon, the first to occur of any of the following:

     (a) an election to dissolve the Partnership by a Limited Partner, at any time after December 31, 2044;

     (b) an Event of Withdrawal of the General Partner as provided in Section 12.1(a), unless a successor is named as provided in Section 12.1(b);

     (c) an election to dissolve the Partnership by the General Partner;

     (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

     (e) the sale of all or substantially all of the assets and properties of the Partnership; or the redemption of all Limited Partner Interests (other than any of such interests held by the General Partner).

     4. Effect Upon L.P. Agreement. Except as expressly amended hereby, the L.P. Agreement shall remain in full force and effect and the General Partner hereby reaffirms the terms and provisions thereof.

     5. Counterpart. This Amendment may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this document to be executed by officers thereunto duly authorized as of the date first written above.

GENERAL PARTNER:

FELCOR LODGING TRUST INCORPORATED, a Maryland corporation

By:	/s/ Lawrence D. Robinson

Name: Lawrence D. Robinson
Title: Executive Vice President, General Counsel and Secretary